UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 27, 2005

Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wessex House, 45 Reid Street, Hamilton HM 12, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry into a Material Definitive Agreement.

The Board of Directors of Arch Capital Group Ltd. (“ACGL”) has previously appointed Dwight Evans to the position of Chairman and Chief Executive Officer of Arch Worldwide Reinsurance Group, an executive position at ACGL.  In light of this appointment, the employment agreement of Mr. Evans has been transferred to ACGL from Arch Reinsurance Ltd., a subsidiary of ACGL.  In addition, the employment agreements of both Mr. Evans and John Vollaro, Executive Vice President, Chief Financial Officer and Treasurer of ACGL, have been amended to provide that they will be reimbursed, on an after-tax basis, for reasonable travel between Bermuda and the United States.

The amendments to the employment agreements of Mr. Evans and Mr. Vollaro are included as Exhibit 10.1 and Exhibit 10.2 to this Current Report and are incorporated herein by reference.

ITEM 9.01             Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amendment to Employment Agreement, dated as of April 27, 2005, between Dwight Evans and ACGL
10.2	Amendment to Employment Agreement, dated as of April 27, 2005, between John Vollaro and ACGL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.

ARCH CAPITAL GROUP LTD.

Date: May 3, 2005	By:	/s/ John D. Vollaro
Name: John D. Vollaro
		Title:	Executive Vice President,
Chief Financial Officer and
Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Amendment to Employment Agreement, dated as of April 27, 2005, between Dwight Evans and ACGL
10.2	Amendment to Employment Agreement, dated as of April 27, 2005, between John Vollaro and ACGL